United States Securities and Exchange Commission
Washington, D.C. 20549
FORM 8-K
Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
July 3, 2006
(Date of Report)
ULTRALIFE BATTERIES, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-20852	16-1387013
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2000 Technology Parkway, Newark, New York	14513
(Address of principal executive offices)	(Zip Code)
(315) 332-7100
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
     A. Fifth Amendment to Credit Facility
     Ultralife Batteries, Inc. (the “Registrant”) is party to a credit agreement, dated as of June 30, 2004, with certain lenders, which are currently JPMorgan Chase Bank, N.A., and Manufacturers and Traders Trust Company, and JPMorgan Chase Bank, N.A., as administrative agent for the lenders (the “Credit Agreement”). The Credit Agreement has been previously amended four times, on each of September 24, 2004, May 4, 2005, August 5, 2005 and November 1, 2005, and the Credit Agreement is subject to a waiver letter dated May 3, 2006. As so modified, the Credit Agreement is sometimes hereinafter referred to as the “Credit Facility.”
     Effective on July 3, 2006, the Registrant entered into a fifth amendment to the Credit Agreement (the “Fifth Amendment”). The primary purposes of the Fifth Amendment are to modify the Credit Facility, in the manner described below, to facilitate the Registrant’s acquisition of substantially all of the assets of McDowell Research, Ltd. and to accommodate the holding company structure for the Registrant’s completed acquisition of Able New Energy Co. Ltd. Each of the acquisition transactions is described in the Registrant’s previous filings with the Securities and Exchange Commission.
     The Fifth Amendment modifies the revolving credit component of the Credit Facility in a number of respects. The Fifth Amendment increases the commitment amount under the revolving component of the Credit Facility from $15,000,000 to $20,000,000. In addition, the Fifth Amendment extends the maturity date for revolving loans under the Credit Facility to June 30, 2008. The Fifth Amendment also revises the covenants regarding debt-to-earnings ratio and EBIT-to-interest-expense ratio. Finally, the Fifth Amendment changes, adds or supplements a number of defined terms in the Credit Facility. The Fifth Amendment also contains representations, conditions, covenants and other miscellaneous provisions that are customary for an agreement of this type. The Registrant expects to file the complete text of the Fifth Amendment as an exhibit to its quarterly report on Form 10-Q for the quarterly period ended September 30, 2006.
     MR Acquisition Corporation, which is a wholly-owned subsidiary of the Registrant and the corporation that is holding the assets of McDowell Research, Ltd. acquired by the Registrant, is a guarantor of the Credit Facility and has granted the lenders a security interest in its assets to partially secure the obligations of the Registrant under the Credit Facility.
     There are no material relationships between the Registrant or its affiliates and the lenders or the administrative agent, other than in respect of the Credit Facility.
     B. Issuance of Subordinated Convertible Promissory Note
     Effective on July 3, 2006, the Registrant issued a subordinated convertible promissory note (the “Note”) in the principal amount of $20,000,000 to McDowell Research, Ltd., a Texas limited partnership engaged in the business of designing and developing power systems and battery chargers for sale to commercial customers (“McDowell”), in connection with the closing of the Registrant’s acquisition of substantially all of the assets of McDowell for an aggregate purchase price of approximately $25,000,000 (the “McDowell Acquisition”).
     The principal amount of the Note matures and is payable on the fifth anniversary of the closing of the McDowell Acquisition. The Note bears interest at the rate of four percent per year, which rate can increase if an event of default defined within the Note occurs. The Note is cross-defaulted against the asset purchase agreement for the McDowell Acquisition, which was executed by the parties on May 1, 2006 (the “Purchase Agreement”). During the term of the Note, interest is payable in arrears on a quarterly basis. Subject to McDowell’s conversion rights discussed below, the Registrant can satisfy all amounts outstanding under the Note before its maturity date by providing written notice to McDowell at least 60 days before the anticipated payoff date. The payment of principal and interest under the Note is subordinate to the rights of all commercial lenders that lend money to the Registrant, such as banks or other financial institutions, including JPMorgan Chase Bank, N.A. and Manufacturers and Traders Trust Company.
     Subject to certain limitations, the Note is convertible into shares of the Registrant’s common stock at any time prior to the time the outstanding principal amount of the Note is paid in full. The initial per share conversion price is $15.00, and the conversion price is subject to customary anti-dilution adjustments. The Registrant has the right to compel McDowell to convert the Note at any time after the 30-day average closing price of the Registrant’s common stock exceeds $17.50 per share. The Registrant has undertaken to register the shares issuable upon a conversion of the Note on a registration statement to be filed with the Securities and Exchange Commission within 45 days of the closing of the McDowell Acquisition.
     There are no material relationships between the Registrant or its affiliates and McDowell, other than in respect of the transaction documents for the McDowell Acquisition.
     The Registrant expects to file the Note as an exhibit to its quarterly report on Form 10-Q for the quarter ended September 30, 2006.
     C. Amendment of Purchase Agreement
     In connection with the McDowell Acquisition, on May 1, 2006, the Registrant and its wholly-owned subsidiary, MR Acquisition Corporation, entered into the Purchase Agreement with McDowell, Thomas Hauke, Earl Martin, Sr., James Evans and Frank Alexander. The Registrant filed a current report on Form 8-K with the Securities and Exchange Commission on May 2, 2006 containing a brief description of the terms and conditions of the Purchase Agreement that are material to the Registrant.
     Effective on July 5, 2006, the Registrant, MR Acquisition Corporation and McDowell, together with Hauke, Martin, Evans and Alexander, amended the Purchase Agreement to permit the Registrant to hold back $750,000 from the cash portion of the purchase price payable under the Purchase Agreement until the Registrant receives a satisfactory written novation of a contract to be assigned to MR Acquisition Corporation in connection with the McDowell Acquisition. The July 5th amendment also shifted back to McDowell responsibility for certain warranty claims relating to the subject contract and gave McDowell both the responsibility for collecting, and the economic benefit of, the account receivable associated with the subject contract. The Registrant expects to file the Purchase Agreement, as amended, as an exhibit to its quarterly report on Form 10-Q for the quarter ended July 1, 2006.
     There are no material relationships between the Registrant or its affiliates and Seller, Hauke, Martin, Evans or Alexander, other than in respect of the McDowell Acquisition. Following the completion of the McDowell Acquisition, Hauke became an executive officer of the Registrant. In addition, the Registrant, MR Acquisition Corporation and a partnership owned by Hauke and Martin entered into a lease agreement pursuant to which MR Acquisition Corporation is leasing real property located in Waco, Texas from the partnership.
Item 3.02 Unregistered Sales of Equity Securities.
     As described above in greater detail under Item 1.01(B) of this Report, effective on July 3, 2006, the Registrant issued the Note in the principal amount of $20,000,000 to McDowell in connection with the closing of the McDowell Acquisition for an aggregate purchase price of approximately $25,000,000. Subject to the holdback described under Item 1.01(C) of this Report, the balance of the purchase price was paid at closing in cash.
     The Registrant issued the Note to McDowell without registration under Section 5 of the Securities Act of 1933 in reliance on the exemption from registration contained in Section 4(2) of the Securities Act. Section 4(2) of the Securities Act exempts from registration “transactions by an issuer not involving any public offering.” To qualify for this exemption, the purchasers of the securities must (1) have sufficient knowledge and experience in finance and business matters to evaluate the risks and merits of the investment or be able to bear the investment’s economic risk, (2) have access to the type of information normally provided in a prospectus and (3) agree not to resell or distribute the securities to the public absent an effective registration statement. In addition, the Registrant cannot use any form of public solicitation or general advertising in connection with the transaction.
     The Registrant believes that all of the requirements to qualify to use the exemption from registration contained in Section 4(2) of the Securities Act have been satisfied in connection with the issuance of the Note to McDowell. Specifically, (1) the Registrant has determined that McDowell, through its management team, and together with their advisors, is knowledgeable and experienced in finance and business matters and thus is able to evaluate the risks and merits of acquiring the Note and, in the event the Note is converted, the Registrant’s common stock underlying the Note; (2) McDowell has advised the Registrant that it is able to bear the economic risk of acquiring the Note and, in the event the Note is converted, the Registrant’s common stock underlying the Note; (3) the Registrant has provided McDowell with access to the type of information normally provided in a prospectus; (4) McDowell has agreed not to resell or distribute the securities to the public except as permitted by the federal securities laws; and (5) the Registrant did not use any form of public solicitation or general advertising in connection with issuance of the Note.

Item 8.01 Other Events.
     Effective on July 3, 2006, the Registrant completed the McDowell Acquisition. A copy of the press release issued by the Registrant in connection with the completion of the acquisition is attached as Exhibit 99.1 to this Report.
Item 9.01 Financial Statements and Exhibits.
(d)	Exhibits.
99.1	Press Release, dated July 10, 2006, announcing the acquisition of substantially all of the assets of McDowell Research, Ltd.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: As of July 10, 2006	ULTRALIFE BATTERIES, INC.

/s/ Peter F. Comerford Peter F. Comerford
Vice President of Administration & General Counsel